Diversified Income Trust, March 31, 2005, semiannual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended March 31, 2005, Putnam Management has
assumed $35,591 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 	Class A	38,714
		Class B	12,210
		Class C	6,023

72DD2	Class M	85,382
		Class R	8
		Class Y	813

73A1		Class A	0.292
		Class B	0.252
		Class C	0.252

74A2		Class M	0.280
		Class R	0.284
		Class Y	0.304

74U1		Class A	133,589
		Class B	44,242
		Class C	22,595

74U2		Class M	291,436
		Class R	39
		Class Y	2,809

74V1		Class A	10.14
		Class B	10.06
		Class C	10.08

74V2		Class M	10.06
		Class R	10.13
		Class Y	10.14